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                                                                      EXHIBIT 21
                  SUBSIDIARIES OF CDRJ INVESTMENTS (LUX) S.A.


1.      CDRJ Europe Holding Company B.V. (The Netherlands)
2.      CDRJ Europe Holding Company GmbH (Germany)
3.      CDRJ German Holding Company GmbH (Germany)
4.      CDRJ North Atlantic (Lux) S.a.r.L. (Luxembourg)
5.      CDRJ Latin America Holding Company B.V. (The Netherlands)
6.      CDRJ Latin America Holding Company GmbH (Germany)
7.      CDRJ Mexico Holding Company B.V. (The Netherlands)
8.      CDRJ Worldwide (Lux) S.a.r.L. (Luxembourg)
9.      Consultoria Jafra, S.A. de C.V. (Mexico)
10.     Cosmeticos y Fragrancias, S.A. de C.V. (Mexico)
11.     Dirsamex, S.A. de C.V. (Mexico)
12.     Distribuidora Venus, S.A. de C.V. (Mexico)
13.     Importadora y Distribuidora Jafra Chile Limitada (Chile)
14.     Jafra Cosmeticos do Brasil Ltda. (Brazil)
15.     Jafra Cosmetics A.G. (Switzerland)
16.     Jafra Cosmetics de Colombia, S.A. (Colombia)
17.     Jafra Cosmetics Dominicana S.A. (Dominican Republic)
18.     Jafra Cosmetics GmbH & Co. KG (Germany)
19.     Jafra Cosmetics Handelsgesellschaft mbH (Austria)
20.     Jafra Cosmetics International B.V. (The Netherlands)
21.     Jafra Cosmetics International, Inc. (Delaware)
22.     Jafra Cosmetics International, S.A. de C.V. (Mexico)
23.     Jafra Cosmetics, S.A. de C.V. (Mexico)
24.     Jafra Cosmetics S.p.A. (Italy)
25.     Jafra Cosmetics S.R.L. (Argentina)
26.     Jafra Cosmetics Venezuela, S.A. (Venezuela)
27.     Jafra Poland Sp. z o.o. (Poland)
28.     Latin Cosmetics Holdings B.V. (The Netherlands)
29.     Qualifax, S.A. de C.V. (Mexico)
30.     Reday, S.A. de C.V. (Mexico)
31.     Regional Cosmetics Holdings B.V. (The Netherlands)
32.     Southern Cosmetics Holdings B.V. (The Netherlands)

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